UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Social Life Network, Inc.

(Name of Registrant as Specified in Its Charter)

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SOCIAL LIFE NETWORK, INC.

3465 S Gaylord Ct., Suite A509

Englewood Colorado 80113

(855) 933-3277

NOTICE LETTER TO SHAREHOLDERS

INTRODUCTION

This notice/information statement (the “Information Statement”) will be mailed on or about June 14, 2019 to the stockholders of record of Social Life Network, Inc. (“we”, “our”, “us” or the “Company”), a Nevada corporation pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). This Information Statement is circulated to advise the Company’s shareholders of actions already approved and taken on May 15, 2019 without a meeting by written consent of a holder of a majority of our outstanding voting common and outstanding voting stock, representing 98,798,334 capital shares or 77.1% of the Company’s issued and outstanding voting stock as of May 15, 2019.

The purpose of this letter is to inform you of the following actions approved by our Board of Directors and by an over 75% stockholder vote by consent as required by our bylaws:

1)

The re-election of the Company’s Board of Directors, consisting of Kenneth S. Tapp, George Jage, Leslie Bockor, Kenneth Granville, and Vincent Keber as our Board members, to hold office until our next annual meeting of shareholders or until their successors have been duly elected and qualified

2)	The appointment of BF Borgers CPA PC as the Company’s independent certified public accountant for the fiscal year ending December 31, 2019.

The corporate actions referred to immediately above in 1) and 2) are hereafter referred to as the “Corporate Actions.”

The Corporate Actions have been duly authorized and approved by the written consent of the holders of 77.1% of our outstanding voting securities and unanimously by our Board of Directors. As such, your vote or consent is not requested or required. The accompanying Information Statement is provided solely for your information and serves as the notice as required by Nevada Revised Statues and our bylaws. Our bylaws provide that the Corporate Actions may be approved without an annual meeting by unanimous written consent of our Board of Directors and over 75% vote of the Company’s stockholders.

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The elimination of the need for a meeting of stockholders to approve this action is made possible by our bylaws and the Nevada Statutes, which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.

THIS INFORMATION STATEMENT IS CIRCULATED TO ADVISE THE SHAREHOLDERS OF ACTION ALREADY APPROVED BY WRITTEN CONSENT OF THE SHAREHOLDERS WHO COLLECTIVELY HOLD A MAJORITY OF THE VOTING POWER OF OUR CAPITAL STOCK.

Please review the Information Statement included with this Notice for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The actions that we wish to advise you of are:

●

The re-election of the Company’s Board of Directors, consisting of Kenneth S. Tapp, George Jage, Leslie Bockor, Kenneth Granville, and Vincent Keber as the Company’s Board members, to hold office until our next annual meeting of shareholders or until their successors have been duly elected and qualified

●	The reappointment of BF Borgers CPA PC as the Company’s independent certified public accountant for the fiscal year ending December 31, 2019.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements regarding management’s plans and objectives for the future. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” included in our Form 10-K for the period ending December 31, 2018 and our Form 10-Q for the period ending March 31, 2019, which reports are available at sec.gov. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in the information statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in the information statement will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions described herein. The assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly, and adversely from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

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Any statement in the information statement that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not a guarantee of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risks outlined under “Risk Factors” herein. The reader is cautioned that our company does not have a policy of updating or revising forward-looking statements and thus the reader should not assume that silence by management of our company over time means that actual events are bearing out as estimated in such forward-looking statements.

This Information Statement, which describes the Corporate Actions in more detail, is being furnished to our shareholders for informational purposes only pursuant to Section 14(c) of the Exchange Act, and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions will not be effective until no fewer than twenty (20) calendar days after the initial mailing of the Information Statement to our shareholders, on or about July 5, 2019.

I encourage you to read the enclosed Information, which is being provided to all of our shareholders and describes the Corporate Actions in detail.

For the Board of Directors of
Social Life Network, Inc.

By:	/s/ Ken Tapp
Ken Tapp, Chairman of the Board/Chief Executive Officer

The Definitive Information will be mailed on or about June 14, 2019 to our shareholders of record.

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SOCIAL LIFE NETWORK, INC.

3465 S Gaylord Ct. Suite A509

Englewood, Colorado 80113

Telephone: (855) 933-3277

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

Social Life Network, Inc. is referred to herein as “we”, “our” or “us” or the “Company”

We are distributing this Information Statement to shareholders of Social Life Network, Inc. in full satisfaction of any notice requirements we may have under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nevada Statutes (referred to herein as the “Nevada Statutes”). We will undertake no additional action with respect to the receipt of Board of Directors and shareholder written consents, and no appraisal rights under the Nevada Statutes or otherwise are afforded to our shareholders as a result of the Corporate Actions described in this Information Statement.

This Information Statement is being furnished by us in connection with action taken by the holders of a majority of the voting power of our issued and outstanding voting securities. By written consent dated May 15, 2019, the holders of over 75% of the voting power voted to approve the Corporate Actions detailed below. We will be sending or giving this Information Statement to our stockholders on or about June 14, 2019. Our principal executive offices are located at 3465 S. Gaylord Court, Suite A509, Denver, Colorado and our telephone number is (855) 933-3277.

Board Approval of the Corporate Actions.

On May 15, 2019, our Board of Directors approved of the Corporate Actions.

The Action by Written Consent

As of May 15, 2019, the holders of over 75% of our outstanding voting securities approved of the Corporate Actions, specifically representing 98,798,334 voting capital shares or 77.1% of our issued and outstanding voting stock executed a written consent approving the Corporate Actions.

No Further Voting Required

All necessary corporate and stockholder approvals have been obtained to elect the Board of Directors and appoint BF Borgers CPA PC as the Company’s independent certified public accountant for the fiscal year ending December 31, 2019. We are not seeking consent, authorizations, or proxies from you. The Nevada statutes and our bylaws provide that actions requiring a vote of the stockholders may be approved by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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Notice Pursuant to the Nevada Statutes

Pursuant to the Nevada Statutes, we are required to provide prompt notice of the Corporate Actions by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by the Nevada Statutes in addition to which, we will be mailing this notice to our shareholders of record.

Dissenters’ Rights of Appraisal

The Nevada statutes does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

OUTSTANDING VOTING SECURITIES

As of May 15, 2019, we had issued and outstanding shares of Common Stock of 128,108,943 shares of Common Stock, par value $0.001 per share, such shares constituting all of our issued and outstanding Common Stock.

The Nevada Revised Statutes and our bylaws permit the holders of a majority of the shares of our outstanding Common Stock to approve and authorize actions by written consent as if the action were undertaken at a duly constituted meeting of our shareholders. On May 15, 2019, our Board of Directors consented in writing without a meeting to the matters described herein, and recommended that the matters described herein be presented for approval to the holders of approximately 77.1% of our issued and outstanding shares. On May 15, 2019, the holders of an aggregate of 98,798,334 shares of Common Stock (the “Consenting Shareholders”), representing 77.1% of the total shares of our Common Stock entitled to vote on the matters set forth herein, consented in writing without a meeting to the matters described herein and approved of the Corporate Actions summarized below.

CORPORATE ACTIONS

The Corporate Actions described in this Information Statement will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

Our Board of Directors and the Consenting Shareholders have consented to, approved, authorized and directed:

●

The re-election of the Company’s Board of Directors, consisting of Kenneth S. Tapp, George Jage, Leslie Bockor, Kenneth Granville, and Vincent Keber as the Company’s Board members, to hold office until our next annual meeting of shareholders or until their successors have been duly elected and qualified

●	The reappointment of BF Borgers CPA PC as the Company’s independent certified public accountant for the fiscal year ending December 31, 2019.

This Information Statement is being furnished to our shareholders in connection with the Corporate Actions by written consent of our Board of Directors and the holders of an over 75% vote of our issued and outstanding common stock in lieu of a special meeting. On May 15, 2019, our Board of Directors and our Consenting Shareholders approved the Corporate Actions.

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The Consenting Shareholders own approximately 77.1% of our outstanding voting stock and they have executed a written consent approving the corporate actions.

The elimination of the need for a meeting of shareholders to approve these actions is made possible by the Nevada Statutes and our bylaws.

In order to eliminate the costs involved in holding a special meeting, our Board of Directors determined to utilize the written consent of the holders of a majority in interest of our voting securities.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Corporate Actions will not be effective until 20 days after the mailing of this Information Statement to our stockholders. The nominees for election as directors are willing to be elected as our directors. If as a result of circumstances know now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, the majority of stockholders may elect by written consent such other person as they deem advisable.

Pursuant to Nevada Statute Section 607.0704, we are required to provide notice of the taking of the corporate action without a meeting of shareholders to all shareholders who did not consent in writing to such action.  This Information Statement serves as this notice.  This Information Statement will be mailed on or about June 14, 2019 to our shareholders who did not consent to the Corporate Actions, and is being delivered to inform you of the corporate actions described herein, before it takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them.

BACKGROUND – BUSINESS

We license our Social Life Network SaaS (Software as a Service) Internet Platform (hereafter referred to as the “Platform”) to niche industries for an annual license fee and/or a percentage of profits. Our Platform is a cloud-based social network and E-Commerce system that can be accessed by a web browser or mobile application that allows end-users to socially connect with one another and their customers to market and advertise their products and services. The Platform can be customized to suit virtually any international niche industry or sub-culture, such as hunting and fishing, tennis, real estate professionals, health and fitness, and charity causes. Our wholly owned subsidiary, MjLink.com, Inc. (“MjLink”) owns and operates cannabis and hemp industry Platforms through MjLink from which we generate advertising and digital subscription revenue. MjLink also includes an event division that will provide many industry tradeshows and conferences to its vast audience of platform members, the majority of which use MjLink.com and WeedLife.com year-round.

We have filed our Form 10-K for our fiscal year 2018 and our latest quarterly report for our quarter ending March 31, 2019, both of which may be accessed at sec.gov.

Interests of Certain Parties in the Matters to be Acted Upon

Our Consenting Shareholders are:

Shareholder	Number of Common Shares Represented	Percentage Ownership
LVC Consulting, LLC (Kenneth Tapp)	59,736,667	46.6%
Rodosevich Investments, LLC (Andrew Rodosevich)	14,736,667	11.5%
Electrum Partners (Leslie Bocskor, President)	3,000,000	2.3%
Rightside Advisors, LLC (Vincent Keber, CEO)	1,000,000	0.8%
Vincent “Tripp” Keber	2,000,000	1.6%
D. Scott Karnedy	1,000,000	0.8%
Mark DiSiena	1,000,000	0.8%
Mike Fuller	1,000,000	0.8%
Scott Anderson & Melissa Anderson, Jt Tenant	2,500,000	2.0%
Brian Lazarus & Carin Lazaus, Jt Tenant	2,500,000	2.0%
OBI Consulting Inc Quincy Amarikwa, CEO)	2,183,334	1.7%
Emerging Markets Consulting, LLC (James S. Painter, III, Managing Member)	1,750,000	1.4%
Britt Glassburn	1,283,333	1.0%
Luke Boland	1,000,000	0.8%
Lonnie Klaess	1,000,000	0.8%
MD Global Partners, LLC (Owen May, CEO)	1,000,000	0.8%
Trang Pham	1,000,000	0.8%
Lynn S. Murphy	608,333	0.5%
Bruce Kennedy	500,000	0.4%
Total	98,798,334	77.1%

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

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Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed

Kenneth S. Tapp	Chairman, Chief Executive Officer & Chief Technology Officer	49	June 6, 2016
Mark DiSiena	Chief Financial Officer & Chief Accounting Officer	53	November 1, 2018
D. Scott Karnedy *	Former-Chief Operating Officer and Former-Board Member	56	August 1, 2018
Leslie Bocskor	Board Member	55	August 1, 2018
Kenneth Granville	Board Member	59	August 1, 2018
Vincent (Tripp) Keber	Board Member	50	August 1, 2018
Andrew Rodoevich	Former-Chief Financial Officer and Former-Board Member	34	June 6, 2016
George Jage	Chief Operating Officer & Board Member	48	May 10, 2019

* Resigned as Chief Operating Officer and Board Member on May 10, 2019.

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Kenneth S. Tapp, Chairman of the Board, Chief Executive Officer, Chief Technology Officer

Kenneth Shawn Tapp has served as our Chief Executive Officer, Chief Technology Officer and Chairman since June 6, 2016. In addition to his responsibilities as our CEO, Mr. Tapp oversees the ongoing development, data architecture and cloud security of our social network platform. Mr. Tapp has served as an officer of Internet companies since 1999, including from January 2013 to June 2016, as Chief Operating Officer of Life Marketing, Inc., the forerunner of the then private company, Social Life Network, Inc. Mr. Tapp, from January of 2000 to August of 2009, was the founder, Chief Executive Officer and Chief Technology Officer of Cherry Creek Internet Group, a SaaS company, and the Co-founder and Chief Executive Officer of CCMG, a digital advertising company. In August of 2009, Mr. Tapp merged the two companies and sold them to BRIMS-RES Australia, Pty Ltd., a real estate SaaS company headquartered in Brisbane Australia. Mr. Tapp was the tech division Vice President, and lead database engineer at Move.com, the parent company of Realtor.com, from January 1996 through their IPO in August 1999, and left Move.com in January of 2000.

Mark DiSiena, Chief Financial Officer & Chief Accounting Officer

Mark DiSiena joined the executive team on August 1, 2018 and effective November 1, 2018 was appointed as our Chief Financial Officer and Chief Accounting Officer. Prior joining Social Life Network, Mr. DiSiena was a consultant at Cresset Advisors from January 2016 to October 2018. Previously, Mr. DiSiena served in related leadership roles, including: Chief Financial Officer of Cherokee, Inc (NASDAQ: CHKE) from November 2010 to March 2013; and Chief Financial Officer at 4Medica, a privately-held software company, between March 2004 to November 2008. He was an Account Executive at Oracle-NetSuite from January 2014 to December 2015. Mr. DiSiena has held senior management positions at LVMH from 1999 to 2000 and at Lucent Technologies from 1995 to 1999. Mr. DiSiena, has consulted at various companies, notably: Cetera Financial Group, Countrywide Bank, American Apparel, Dreamworks, Paramount Pictures, and HauteLook. He began his career as an auditor at Coopers & Lybrand, from 1988 to 1990. Mr. DiSiena holds a B.S. in Accounting with honors from New York University, a J.D. from Vanderbilt University, and an M.B.A. from Stanford University; and is both an attorney and a CPA.

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D. Scott Karnedy, Former Chief Operating Officer & Former Board Member

D. Scott Karnedy was our Chief Operating Officer from October 12, 2017 to May 10, 2019 and our Director from August 1, 2018 to May 10, 2019. On May 10, 2019, D. Scott Karnedy resigned as our Chief Operating Officer/Director. Mr. Karnedy has served as an officer or Vice President of sales and marketing for digital media and Internet companies since 1998, including: Vice President of Sales of AOL from June of 2001 to December of 2003; Senior Vice President of Sales and Marketing of SiriusXM, from September of 2003 to October of 2008; Chief Revenue Officer of Technicolor, a Digital Film company from November of 2008 to February of 2012; Chief Revenue Officer of Indiewire Snag Films, a film production company, from February of 2012 to August of 2014; and Senior Vice President of Global Sales of Myspace from January of 2014 to August of 2014. Mr. Karnedy has served as the founder and Chief Executive Officer of Valhalla Advisors, a Revenue Acceleration Company consultant for digital media companies from October of 2014 to October of 2017.

Lesli Bocskor, Board Member

Leslie Bockskor has been our Director since August 1, 2018. Leslie Bocskor is the President and Founder of Electrum Partners. Electrum Partners is known as a pioneer in the cannabis industry as a global cannabis business advisory and services firm. He is also the Vice Chairman of GB Science, Inc., one of the leading publicly traded life science companies in the legal cannabis industry. Mr. Bocskor was one of the first investment bankers to focus exclusively on the internet and new media in the mid to late seventies. Mr. Bocskor has extensive experience working in cannabis space, even being dubbed the “Warren Buffet of Cannabis” on CNBC.

Kenneth Granville, Board Member

Kenneth Granville has been our Director since August 1, 2018. Kenneth Granville is the Cofounder and CEO of MindAptiv. established in 2011, which enables machines to adapt to humans through semantic intelligence, the next generation of machine learning that translates human meanings for generating functional code on-the-fly. He has also held various operations and engineering positions at the USAF, Lockeed Martin and then L-3 Communications from 1980 to 1992, 1992 to 2003 and 2003 through 2008 respectively. Mr. Granville has an extensive knowledge background in signal intelligence, cyber security, systems networking, enterprise architecture, computing platforms, as well as artificial and semantic intelligence.

Vincent (Tripp) Keber III, Board Member

Vincent (Tripp) Keber has been our Director since August 1, 2018. Vincent Tripp Keber is widely considered one of the most prominent and well-known business leaders in the cannabis industry. Additionally, Mr. Keber is recognized as a branding expert in the adult use and medical cannabis spaces. He is the co-founder and Former CEO of Dixie Brands, Inc. (DIXI-U.CN), a cannabis centric branding company, known worldwide for its namesake cannabis-infused beverages, Dixie Elixirs, Aceso and Therabis, Dixie’s human and pet CBD wellness brand platforms respectively, as well as hundreds of other cannabis products. Mr. Keber has served as a Director for several cannabis industry organizations, including the National Cannabis Industry Association, the Marijuana Policy Project, and the National Association of Cannabis Businesses. He has also held many senior and C-level positions in realty, communications and other industries.

George Jage, Chief Operating Officer & Board Member

George Jage has been our Chief Operating Officer/Board Member since May 10, 2019. George Jage has been the President of MjLink.com,Inc., our wholly owned subsidiary, since January 2, 2019. George Jage has more than 25 years of experience as an owner, founder, and fast-growth specialist in the publishing, events, and media industries. He has received awards and recognitions including Gourmet News Top 20 under 40 (2006); InBusiness magazine’s Nevada Entrepreneur Award (2008); UNLV Jerry Valen Award of Distinction (2010); Tradeshow Executive’s Tradeshow Elite (2013) and was featured on the cover of Tradeshow Executive in May 2017. He served on the Board of Directors for the Society of Independent Show Organizers (SISO) from 2009 through 2014 and chaired the SISO Executive Conference in 2010, 2011, and 2013.

George Jage built, owned and operated two business media companies with successful exits with the Off-Price Specialist Show and World Tea Media from 1993 through 2012. World Tea Media included World Tea Expo, World Tea East, North American Tea Championship, World Tea News, and World Tea Academy. World Tea Expo was named as a Fastest 50 growing events by Tradeshow Week in 2006, 2008, and 2009.

In 2014, George Jage joined an emerging start-up publisher in the hyper-competitive cannabis markets as President of Marijuana Business Daily. In 3 years, he grew the businesses revenue, profitability and its flagship event, Marijuana Business Conference and Expo, which was named the fastest-growing Tradeshow in the entire U.S. in 2015 and the fastest-growing Semiannual Tradeshow in the U.S. in 2016 by Tradeshow Executive Magazine. The Company was named as #304 to Inc.’s 500 fastest growing company list in 2016.

In mid-2017, George Jage joined Dope Media as the Chief Executive Officer at the bequest of the investors to recapitalize the business from Dope’s early fast-growth trajectory. Within 6 months, George secured 3 parties to tender offers for the acquisition of the business and following the completion of a PCAOB-compliance audit, sold the assets of Dope Media to Trans High Corporations (High Times) in October 2018.

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Andrew Rodosevich, Former Chief Financial Officer & Former Board Member

Andrew Rodosevich served as our Chief Financial Officer/Director from June 6, 2016 to July 31, 2018, at which time he resigned as our CFO/Director. From January 2013 to June 2016, he was the Chief Financial Officer of Life Marketing, Inc., the forerunner of the then private company, Social Life Network, Inc. Andrew Rodosevich was the Chief Executive Officer and founder of Elevated Medical, a licensed medical cannabis dispensary company in Colorado, from October 2009 to January of 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of May 15, 2019 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our current directors, our named executive officers and by our current executive officers and directors as a group.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)
LVC Consulting, LLC c/o Kenneth Tapp 8100 E. Union Ave., Suite 1809 Denver, Colorado 80237	Common Stock	59,736,667	(3)	46.6
Rodosevich Investments, LLC c/o Andrew Rodosevich 8100 E. Union Ave., Suite 1809 Denver, Colorado 80237	Common Stock	14,736,667	(4)	11.5
Somerset Private Fund, Ltd. 387 Corona Street, Suite 55 Denver, CO 80218	Common Stock	13,320,000	(5)	10.4
Electrum Partners c/o Leslie Bocskor 3571 E Sunset Road, Suite 300 Las Vegas, NV 89120	Common Stock	3,000,000	(6)	2.4
Rightside Advisors, Inc c/oVincent “Tripp” Keber III 8100 E. Union Ave., Suite 1809 Denver, Colorado 80237	Common Stock	3,000,000	(7)	2.4
D. Scott Karnedy
c/o 8100 E. Union Ave., Suite 1809
Denver, Colorado 80237	Common Stock	1,000,000	(8)	0.8
Mark DiSiena
c/o 8100 E. Union Ave., Suite 1809
Denver, Colorado 80237	Common Stock	1,000,000	(9)	0.8
George Jage c/o 8100 E. Union Avenue, Suite 1809 Denver, Colorado 80237	Common Stock	0	(10)	0.0
All executive officers and directors as a group (7 persons)	Common Stock	95,793,334		74.9

(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

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(2)	Percentage of common stock is based on 128,108,943 shares of our common stock issued and outstanding as of May 15, 2019

(3)	Mr. Tapp was appointed as Chief Executive Officer, Chief Technology Officer, and Chairman on June 6, 2016. He was Chief Financial Officer from August 1, 2018 thru October 31, 2018.

(4)	Mr. Rodosevich was appointed as Chief Financial Officer since June 6, 2016, which he resigned from that position effective July 31, 2018.

(5)	Somerset Private Fund, Ltd. (“Somerset”) is registered in the state of Colorado. There are 6 limited partners of Somerset. Robert Stevens, Somerset’s President holds a 90% interest in Somerset. Somerset’s Board of Directors has sole dispositive and transfer power over the shares. Robert Stevens was appointed as the receiver in 2014 when we were placed into Receivership in Nevada’s 8th Judicial District (White Tiger Partners, LLC et al v. Sew Cal Logo, Inc.et al, Case No A-14-697251-C) (Dept. No.: XIII).

(6)	We granted 3,000,000 shares of common stock to Electrum Partners for their professional services. Our Director, Mr. Bocskor is the President/Founder of Electrum Partners; and he has been a Director since August 1, 2018.

(7)	Mr. Keber has been a Director since August 1, 2018 and was granted 2,000.000 common shares to date; and with his indirect holdings of 1,000,000 common shares through Rightside Advisors, controls 3,000,000 common shares or 2.4%

(8)	Mr. Karnedy became our Chief Operating Officer in October 2017 and was appointed a director of our Company on August 1, 2018: he resigned as our Chief Operating Officer/Director on May 10, 2019.

(9)	Mr. DiSiena was appointed as Chief Financial Officer on November 1, 2018, after being our consulting from August 1, 2018 through October 31, 2018.

(10)	George Jage was appointed as our Chief Operating Officer on May 10, 2019.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, there has been no transaction, since January 1, 2019, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets at December 31, 2018, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company;

(b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;

(c)	any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

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We have software license agreements with Real Estate Social Network, Inc. and Sports Social Network, which provides that our licensees pay us a license fee of $125,000 per year or a period of two years and thereafter receive a 20% percentage of profits. Our Chief Executive Office, Kenneth Tapp owns 46.6% of our outstanding shares and is also the Chief Technology Officer of Real Estate Social Network and Sports Social Network and owns approximately 40% each of those entities through LVC Consulting, LLC, of which he is the only member. Our Chief Financial Officer, Andrew Rodosevich, owns 11.5% of our outstanding shares and is a Managing Member of Real Estate Social Network and Sports Social Network and owns approximately 10% of those entities through Rodosevich Investments, LLC, of which Andrew Rodosevich is the sole member. During our Fiscal Year 2018, our largest source of our revenues was $215,000 in social network platform licensing revenues, which constituted 97.5% of our total revenues, which were derived solely from the only 2 licensees we have agreements with, the Real Estate Social Network and Sports Social Network, which revenues are related party revenues.

Pricing for the license agreements were negotiated with the Chief Executive Officers of Real Estate Social Network and Sports Social Network using a “Royalty Flex-Rate” method per network end-user. Our Chief Executive Officer and prior-Chief Financial Officer represented us in the negotiations with Real Estate Social Network and Sports Social Network in our negotiations involving the license agreements.

This type of licensing is the standard when licensing intellectual property per users. The rates were determined by existing users in the Sports Social Network, and future predicted users in the Real Estate Social Network. We researched competing Social Network licensing platforms for pricing and features, and determined that the most similar to our Network Platform was SocialShared.com (https://www.socialshared.com/plans.html), which currently provides the United States Tennis Association with their own social network (Setteo.com) for $2.25 per month per end-user, a competitor to the Sports Social Network, Inc. website, RacketStar.com

Our related party revenue for Fiscal Year 2018 was $215,000 or 97.5% of gross revenue. As of March 31, 2019, our largest source of our revenues was $25,000 for the first quarter in social network platform licensing revenues, which constituted 90.9% of our total revenues.

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On June 6, 2016, we issued 59,736,667 common stock shares to LVC Consulting, LLC. The shares are valued at $0.15, the closing stock price on the date of grant, for total non-cash expense of $8,960,500. The Managing Member of LVC Consulting is our Chief Executive Officer, Kenneth Tapp.

On June 6, 2016, we issued 59,736,667 common stock shares to Rodosevich Investments, LLC. The shares are valued at $0.15, the closing stock price on the date of grant, for total non-cash expense of $8,960,500. 50,000,000 of these shares were returned to the Company on December 7, 2017. On December 14, we issued 5,000,000 restricted common stock shares to Rodosevich Investments, LLC. The shares are valued at $0.13, the closing stock price on the date of grant, for total non-cash expense of $650,000. The Managing Member of Rodosevich Investments is our prior-Chief Financial Officer, Andrew Rodosevich.

On July 18, 2016, we executed a Note Payable with Andrew Rodosevich, the Company’s CFO, for $26,400 to pay for public company expenses. The note is unsecured, non-interest bearing and due December 31, 2019. As of December 31, 2018, the balance is zero dollars due.

On September 1, 2016, we executed a Note Payable with Like RE, Inc. for $53,000. Kenneth Tapp, our Chief Executive Officer also an officer with Like RE, Inc. The note is unsecured, non-interest bearing and due December 31, 2018. As of December 31, 2018, the balance is zero dollars due.

On January 3, 2019, we completed an employment agreement with George Jage, President of MjLink, providing that effective on the 91st day after the start date of the agreement (the “Grant Date”) and subject to the approval of our Board of Directors, George Jage will be granted the equivalent in shares to equal 2.5% of the outstanding shares of MjLink that will vest on a monthly basis after 90 days of employment in equal parts in months 4 through 12. Additionally, the employment agreement provides George Jage with the opportunity to earn an additional 2.5% of MjLink’s equity during the first year of this employment contract based on performance goals met. All stock issuances to Mr. Jage are subject to applicable holdings periods and volume limitations under Securities Act Rule 144. If Mr. Jage resigns as MjLink’s President during the first 24 months of the employment agreement, all stock previously issued to him are required to be returned to MjLink’s treasury. For fiscal year ending 2019, Mr. Jage is expected to earn $180,000 of executive compensation and $1,500 per month for healthcare benefits.

On November 1, 2018, the Company authorized the issuance of 500,000 restricted common stock shares to Mark DiSiena, Chief Financial Officer, for his CFO services. The shares are valued at $0.10 the closing stock price on the date of grant, for total non-cash expense of $50,000. On February 6, 2019, we authorized an additional 500,000 restricted common stock shares to Mark DiSiena, our Chief Financial Officer valued at $50,000. The 1,000,000 shares were issued during the three months ended March 31, 2019. For fiscal year ending 2019, Mr. DiSiena is expected to earn $120,000 of executive compensation.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2018;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2018; and

who we will collectively refer to as the named executive officers, for all services rendered in all capacities to our company and subsidiaries for the years ended December 31, 2018 and December 31, 2017 are set out in the following summary compensation table:

Summary Compensation Table
Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Tapp (1)	2018	(5)	-	-	-	-	-	-	-	-
Chairman, Chief Executive Officer, and Chief Technology Office	2017	(6)	-	-	-	-	-	-	-	-
Mark DiSiena (2)	2018	(5)	26,500	-	-	-	-	-	-	26,500
Chief Financial Officer	2017	(6)		-	-	-	-	-	-	-
Andrew Rodosevich (3)	2018	(5)	-	-	-	-	-	-	-	-
Chief Financial Officer/Director	2017	(6)	-	-	-	-	-	-	-	-
D. Scott Karnedy (4)	2018	(5)	60,000	-	75,000	-	-	-	-	135,000
Former-Chief Operating Officer/Director	2017	(6)	-	-	75,000	-	-	-	-	75,000
George Jage	2017	(5)(7)	-	-	-	-	-	-	-	-
Chief Operating Officer/ Director	2018	(6)(7)	-	-	-	-	-	-	-	-

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(1)	Mr. Tapp was appointed as Chief Executive Officer, Chief Technology Officer, and Chairman since June 6, 2016. And was Chief Financial Officer from August 1, 2018 thru October 31, 2018. For fiscal year ending 2019, Mr. Tapp is expected to earn zero dollars of executive compensation.

(2)	Mr. DiSiena was appointed as Chief Financial Officer on November 1, 2018, after being our consult from August 1, 2018 through October 31, 2018. For fiscal year ending 2019, Mr. DiSiena is expected to earn $120,000 of executive compensation.

(3)	Mr. Rodosevich was appointed as Chief Financial Officer since June 6, 2016, which he resigned from that position effective July 31, 2018.

(4)	Mr. Karnedy became our Chief Operating Officer in October 2017 and was appointed a director of our Company on August 1, 2018; he resigned as our Chief Operating Officer/Director on May 10, 2019.

(5)	Year ended December 31, 2017.

(6)	Year ended December 31, 2018.

(7)	Mr. Jage did not commence his employment until January 2019. For fiscal year ending 2019, Mr. Jage is expected to earn $180,000 of executive compensation and $1,500 per month for healthcare benefits.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than the employment agreement with Mr. DiSiena and Mr. Karnedy, we have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Compensation of Directors

The table below shows the compensation of our directors who were not our named executive officers for the fiscal year ended December 31, 2018:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Leslie Bocskor(1) (2)	25,000	360,000	-	-	-	-	385,000
Kenneth Granville(1)	-	-	-	-	-	-	-
Vincent (Tripp) Keber(1)	80,000	450,000	-	-	-	-	530,000
George Jage (1) (3)	-	-	-	-	-	-	-

(1)	Mr. Bocskor, Mr. Granville, and Mr. Keber were all appointed as our directors of our company on August 1, 2018. Mr. Jage was appointed as our director of our company on May 10, 2019.

(2)	We granted 3,000,000 shares of common stock to Electrum Partners, LLC for their professional services. Our Director, Mr. Bocksor is the President/Founder of Electrum Partners; his firm received $25,000 in consulting fees for fiscal year 2018.

(3)	Mr. Jage did not commence his employment until January 2019. For fiscal year ending 2019, Mr. Jage is expected to earn $180,000 of executive compensation and $1,500 per month for healthcare benefits.

Golden Parachute Compensation

For a description of the terms of any agreement or understanding, whether written or unwritten, between our company and any officer or director concerning any type of compensation, whether present, deferred or contingent, that will be based on or otherwise will relate to an acquisition, merger, consolidation, sale or other type of disposition of all or substantially all assets of our company, see above under the heading “Compensation Discussion and Analysis”.

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We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of the outstanding Shares to file reports of ownership and changes in ownership concerning their Shares with the SEC and to furnish us with copies of all Section 16(a) forms they file. We are required to disclose delinquent filings of reports by such persons.

Based solely on the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were met for the year ended December 31, 2018.

Code of Ethics

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

Committees of Board of Directors

Audit

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors. Management is responsible for establishing and maintaining adequate internal control over our financial reporting. Our internal control over financial reporting was not subject to attestation by our independent registered public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this annual report.

Governance

We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

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Other Board Committees

We have no committees of our board of directors.

Corporate Governance

General

Our board of directors believes that good corporate governance improves corporate performance and benefits all stockholders. Canadian National Policy 58-201 Corporate Governance Guidelines provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Company. In addition, Canadian National Instrument 58-101 Disclosure of Corporate Governance Practices prescribes certain disclosure by our company of its corporate governance practices. This disclosure is presented below.

Orientation and Continuing Education

We have an informal process to orient and educate new recruits to the board regarding their role on the board, our committees and our directors, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member. This information includes the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements.

The board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his obligations as director.

Ethical Business Conduct

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act of 1933, as amended, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

We have found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the board of directors in which the director has an interest have been sufficient to ensure that the board of directors operates in the best interests of our company.

Nomination of Directors

As of May 2, 2019, we had not affected any material changes to the procedures by which our stockholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If stockholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this annual report.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

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Other Board Committees

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors

We have no committees of our board of directors. We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request to the address appearing on the first page of this annual report.

Assessments

The board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company’s major needs. However, due to our stage of development and our need to deal with other urgent priorities, the board has not yet implemented such a process of assessment.

Director Independence

We are not currently listed on the Nasdaq Stock Market, which requires independent directors. In evaluating the independence of our members and the composition of the committees of our board of directors, we utilize the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

According to the Nasdaq definition, we believe Kenneth Granville is an independent director because he is not an officer of our company and not a beneficial owner of a material amount of shares of our common stock and has not received compensation from us in excess of the relevant limits. We have determined that Kenneth Tapp and D. Scott Karnedy are not independent due to the fact that they are our employees and determined that Leslie Bocskor and Vincent (Tripp) Keber are not independent because they receive compensation directly or indirectly from us for consulting services.

Our board of directors expects to continue to evaluate its independence standards and whether and to what extent the composition of our board of directors and its committees meets those standards. We ultimately intend to appoint such persons to our board and committees of our board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated under the Securities Act of 1933, as amended.

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WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith.  Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned on May 16, 2019.

SOCIAL LIFE NETWORK, INC.

By:	/s/ Ken Tapp
Ken Tapp, CEO

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